Exhibit 20.1

CNH Wholesale Master Note Trust

Wholesale Asset Backed Notes, Series 2005-1

Monthly Servicing Report

Collection Period	36
Settlement Period Begin Date	9/1/2006
Settlement Period End Date	9/30/2006
Distribution Date	10/16/2006

	End Of Period	Beginning Of Period
Portfolio Information

1. Balances
Pool Balance	2,787,895,735.85	2,755,432,663.25
Adjusted Pool Balance	2,746,077,299.81	2,714,101,193.00
Required Pool Balance	2,745,465,487.70	2,713,788,584.08

Trust Available Subordinated Amount	287,675,487.70	279,538,584.08
Required Subordinated Amount	287,675,487.70	279,538,584.08
Incremental Subordinated Amount	35,794,363.70	30,515,260.08
Transferor Amount	412,135,925.90	397,157,466.48

2. Portfolio Composition
Top dealer
0-90 days past due (0 = current)	179,038,338.10	174,728,612.92
91+ day past due receivable balance	0.00	0.00
Total	179,038,338.10	174,728,612.92
Next 2 dealers
0-90 days past due (0 = current)	111,799,664.24	116,272,270.94
91+ day past due receivable balance	0.00	0.00
Total	111,799,664.24	116,272,270.94
Rest of the dealers
0-90 days past due (0 = current)	133,352,954.39	135,079,811.32
91+ day past due receivable balance	10,184.91	76,908.24
Total	133,363,139.30	135,156,719.56
Used Equipment
0-90 days past due (0 = current)	354,776,324.25	363,189,677.88
91+ day past due receivable balance	1,882,790.82	2,355,331.13
Total	356,659,115.07	365,545,009.01
Rental Equipment
0-90 days past due (0 = current)	464,853,966.28	438,262,466.35
91+ day past due receivable balance	290,881.42	297,236.69
Total	465,144,847.70	438,559,703.04

3. Overconcentrations
Dealer Overconcentration Amount due to 4.5% limit on the top dealer	53,583,029.99	50,734,142.17
Dealer Overconcentration Amount due to 2.25% limit on the following 2 dealers	14,976,291.67	19,346,202.54
Dealer Overconcentration Amount due to 2.00% limit on the rest of the dealers	0.00	0.00
Used Equipment Overconcentration Amount (30% limit)	0.00	0.00
Rental Overconcentration Amount due to 15% limit on rental receivables	46,960,487.32	25,244,600.55

4. Ineligible Receivables
Ineligible Receivables (excluding Overconcentration amounts)	0.00	0.00
Aggregate Amount of Ineligible Receivables re-assigned to the transferor	0.00	0.00

Current Month Activity

1. Trust Principal Receivables
Aggregate Principal Collections	449,386,652.97
New Principal Receivables	492,751,199.86
Receivables Added for Additional Accounts	988,965.14
Net Loss	96,779.12
Monthly Dilution Amount	36,941,373.91
Principal Recoveries	0.00

2. Principal Collections
Aggregate Principal Collections	449,386,652.97
Reallocated Yield Amount	6,740,799.79
Series Allocable Principal Collections	442,645,853.18
Principal Allocation Percentage of Series Allocable Principal Collections	94.12%

3. Non-principal Collections
Interest Collections	19,496,776.46
Reallocated Yield Amount	6,740,799.79
Series Allocable Interest Collections	26,237,576.25
Floating Allocation Percentage of Series Allocable Interest Collections	94.12%

4. Investment Proceeds
Collection Account Investment Earnings	7,505.50
Reserve Account Investment Earnings	293,772.43
Principal Funding Account Investment Earnings	0.00
Interest Funding Account Investment Earnings	69,392.47
Excess Funding Account Investment Earnings	0.00
Aggregate Investment Proceeds	370,670.40

5. Miscellaneous Payments to the issuer
Adjustment Payment	0.00
Transferor Deposit Amount	0.00

Portfolio Performance

1. Portfolio Aging
Current	2,767,632,537.00
1-30 days past due	14,261,546.55
31-60 days past due	1,113,507.14
61-90 days past due	1,364,509.28
91-120 days past due	322,572.37
120+ days past due	3,201,063.51
Total	2,787,895,735.85

2. Sold Out of Trust
0-90 days past due (0 = current)	918,485.42
91+ day past due receivable balance	0.00
Total	918,485.42

Collection Period	15
Settlement Period Begin Date	9/1/2006
Settlement Period End Date	9/30/2006
Distribution Date	10/16/2006

Period	Revolving Period

	Orig.	Current		Interest
	Balance	Balance	Coupon	Paid	Principal Paid
A	698,489,000.00	698,489,000.00	5.44000%	3,272,032.92	0.00
B	51,511,000.00	51,511,000.00	5.73000%	254,163.86	0.00

Allocation Percentages
Floating Allocation Percentage	31.43%
Principal Allocation Percentage	31.43%

Required Payments
Series 2005-1 Monthly Interest & Interest Shortfall	3,526,196.77
Monthly Backup Servicing Fee	11,502.66
Monthly Servicing Fee	625,000.00
Controlled Accumulation Amount	0.00
Total Required Payments	4,162,699.44

Series 2005-1 Share of Available Funds
Interest Collections	8,249,601.01
Principal Collections	139,136,608.95
Reserve Account Investment Proceeds	64,275.79
Principal Funding Account Investment Proceeds	0.00
Interest Funding Account Investment Proceeds	20,148.79
Reserve Account Draw Amount	0.00
Subordinated Draw Amount	0.00
Draws from the Series Share of the Excess Funding Account	0.00
Excess Interest Collections from Other Series	0.00
Excess principal Collections from Other Series	0.00
Draws from Principal Funding Account	0.00
Total Available Funds	147,470,634.54

Current Period Payments
Series 2005-1 Monthly Interest and Past Interest Shortfall	3,526,196.77
Monthly Backup Servicing Fee	11,502.66
Monthly Servicing Fee	625,000.00
Reimbursement of Chargeoffs & Monthly Dilution	30,420.52
Controlled Deposit Amount	0.00
Principal Paid	0.00
Reserve Account Deposit Amount	0.00
Reinstate reductions in Series 2005-1 Available Subordinated Amount	0.00
Reinstate reductions in Collateral Amount	0.00
Excess Interest Collections made available to other series	4,140,905.63
Excess Principal Collections made available to other series	139,167,029.48
Total Payments	147,501,055.07

Current Period Interest Shortfall
Series 2005-1 Monthly Interest Shortfall	0.00
Backup Servicing Fee Shortfall	0.00
Servicing Fee Shortfall	0.00
Controlled Deposit Amount Shortfall	0.00

Collateral Amount
Beginning Collateral Amount	750,000,000.00
Reductions to Collateral Amount	0.00
Reinstatements due to previous reductions	0.00
Ending Collateral Amount	750,000,000.00

Chargeoffs & Dilutions
Series share of Charge-off and Monthly Dilution amount	30,420.52
Reimbursement of Chargeoffs & Monthly Dilution	30,420.52
Reduction to the Collateral Amount due to Chargeoffs	0.00

Reconciliation of Principal Funding Account
Beginning Balance of Principal Funding Account	0.00
Transfers Into Principal Funding Account
Transfer from Excess Funding Account (Deposits)	0.00
Transferred from Noteholder Principal Collections	0.00
Principal Funding Account Investment Income	0.00
Total transfers into the Principal Funding Account	0.00

Distributions From Principal Funding Account
Transfer of Investment Income to Collection Account	0.00
Principal payment to Noteholders	0.00
Total Transfers from Principal Funding Account	0.00
Ending Balance	0.00

Reconciliation of Reserve Fund
Beginning Balance of Reserve Fund	15,000,000.00
Transfers Into Reserve Fund
Transfer from Excess Interest Collections	0.00
Transferred from Noteholder Principal Collections	0.00
Reserve Fund Investment Income	64,275.79
Total Transfers into Reserve Fund	64,275.79

Distributions From Reserve Fund
Transfer of Investment Income to Collection Account	64,275.79
Non-principal payment to Noteholders	0.00
Total Transfers from Reserve Fund	64,275.79
Ending Balance	15,000,000.00

Reconciliation Of Collection Account for Series 2005-1
Transfers Into Collection Account
Transfer of Daily Noteholder Collections plus investment proceeds	147,470,634.54
Investor Default Amount (included in transfer of daily noteholder collections)	30,420.52
Reserve Account Draw	0.00
Excess Funding Account Draw	0.00
Principal Funding account Draw	0.00
Available Subordinated Amount Draws	0.00
Excess Principal Collections from other Series	0.00
Excess Interest Collections from other Series	0.00
Total Transfers into Collection Account	147,501,055.07
Transfers From Collection Account
Required Interest Payment Distribution to Noteholder	3,526,196.77
Chargeoff reimbursements	30,420.52
Reserve Account Deposit Amount	0.00
Principal Funding Account Deposit	0.00
Principal Paid to Noteholders	0.00
Backup Servicing Fees	11,502.66
Servicing Fees	625,000.00
Reduction to the Collateral Amount	0.00
Total Excess Collections made available to other Series	143,307,935.10
Total Transfers from Collection Account	147,501,055.07
Difference	0.00